Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE
SOUTHERN DISTRICT OF CALIFORNIA

In Re:		CHAPTER 11 (BUSINESS)

IMAGENETIX, INC.,		CASE NO. _ 12-16423 MM11
OPERATING REPORT NO. 1
	Debtor(s).	FOR THE MONTH ENDING:
12/31/2012

I. CASH RECEIPTS AND DISBURSEMENTS
A. (GENERAL ACCOUNT*)

1. TOTAL RECEIPTS PER ALL PRIOR GENERAL ACCOUNT REPORTS	$-

2. LESS: TOTAL DISBURSEMENTS PER ALL PRIOR GENERAL
ACCOUNT REPORTS		$-

3. BEGINNING BALANCE		$-

4. RECEIPTS DURING CURRENT PERIOD:

ACCOUNTS RECEIVABLE - PRE-FILING	$36,257.55
ACCOUNTS RECEIVABLE - POST-FILING	$-
GENERAL SALES	$240.00
OTHER (SPECIFY) _Pre-petition cash balances transferred___________________	$18,372.09
OTHER ** (SPECIFY) _See page 1 disclosure attached	$54,211.50

TOTAL RECEIPTS THIS PERIOD:		$109,081.14
5. BALANCE:		$109,081.14

6. LESS: TOTAL DISBURSEMENTS DURING CURRENT PERIOD

TRANSFERS TO OTHER DIP ACCOUNTS	$-
DISBURSEMENTS	$2,296.02
TOTAL DISBURSEMENTS THIS PERIOD***:		$2,296.02

7. ENDING BALANCE:		$106,785.12

8. GENERAL ACCOUNT NUMBER ____xxxxxx8451__________________________

DEPOSITORY NAME AND LOCATION _California Bank & Trust, 16796 Bernardo Center Dr.,

San Diego, CA 92128

*	All receipts must be deposited into the general account.
**	Include receipts from the sale of any real or personal property out of the ordinary course of business; attach an exhibit specifying what was sold, to whom, terms, and date of Court Order or Report of Sale.
***	This amount should be the same as the total from page 2.

IX. BALANCE SHEET

(ACCRUAL BASIS ONLY)

	Current Month End
ASSETS
Current Assets:
Unrestricted Cash	$106,785.12
Restricted Cash
Accounts Receivable	$405,699.10
Inventory	$22,488.00
Notes Receivable
Prepaid Expenses
Other (Itemize)
Total Current Assets		$534,972.22
Property, Plant, and Equipment	$254,873.45
Accumulated Depreciation/Depletion	$(238,082.56)
Net Property, Plan, and Equipment		$16,790.89
Other Assets (Net of Amortization):
Due from Insiders
Other (Itemized) See page 12 disclosure attached	$69,230.90
Total Other Assets		$69,230.90
TOTAL ASSETS		$620,994.01

LIABILITIES
Post-Petition Liabilities:
Accounts Payable
Taxes Payable
Notes Payable
Professional Fees
Secured Debt
Other (Itemized) See page 12 disclosure attached	$13,401.71
Total Post-Petition Liabilities		$13,401.71
Pre-Petition Liabilities:
Secured Liabilities	$4,681,134.23
Priority Liabilities	$1,895.00
Unsecured Liabilities	$949,628.01
Other (Itemized) See page 12 disclosure attached	$21,039.60
Total Pre-Petition Liabilities		$5,653,696.84
TOTAL LIABILITIES		$5,667,098.55

EQUITY:
Pre-Petition Owners' Equity	$(5,337,578.31)
Post-Petition Profit/(Loss)	$291,473.77
Direct Charges to Equity
TOTAL EQUITY		$(5,046,104.54)
TOTAL LIABILITIES & EQUITY		$620,994.01

IX. PROFIT AND LOSS STATEMENT

(ACCRUAL BASIS ONLY)

	Current Month	Cumulative Post-Petition
Sales/Revenue:
Gross Sales/Revenue	$252,960.00	$252,960.00
Less: Returns/Discounts	(_____ )	(_____ )
Net Sales/Revenue	$252,960.00	$252,960.00
Cost of Goods Sold:
Beginning Inventory at cost	$22,488.00	$22,488.00
Purchases	$-	$-
Less: Ending Inventory at cost	$(22,488.00)	$(22,488.00)
Cost of Goods Sold (COGS)	$-	$-
Gross Profit	$252,960.00	$252,960.00
Other Operating Income (Itemize)
Operating Expenses:
Payroll - Insiders
Payroll - Other Employees
Payroll Taxes
Other Taxes (Itemize)
Depreciation and Amortization
Rent Expense - Real Property
Lease Expense - Personal Property
Insurance
Real Property Taxes
Telephone and Utilities	$2,296.02	$2,296.02
Repairs and Maintenance
Travel and Entertainment (Itemize)
Miscellaneous Operating Expenses (Itemize)
Total Operating Expenses	$(2,296.02)	$(2,296.02)
Net Gain/(Loss) from Operations	$250,663.98	$250,663.98
Non-Operating Income:
Interest Income
Net Gain on Sale of Assets (Itemize)
Other (Itemize)	$42,899.00	$42,899.00
Total Non-Operating Income	$42,899.00	$42,899.00
Non-Operating Expense:
Interest Expense	$2,089.21	$2,089.21
Legal and Professional (Itemize)
Other (Itemize)
Total Non-Operating Expenses	$(2,089.21)	$(2,089.21)

NET INCOME/(LOSS)	$291,473.77	$291,473.77

(Attach exhibit listing all itemizations required above)